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                                                                   Exhibit 15








Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 12, 1999, except for the information in Notes 2 and 3 as to which the date is February 16, 2000, on our review of the interim consolidated financial information of Intimate Brands, Inc. and Subsidiaries (the "Company") as of and for the thirteen-week period ended May 1, 1999 and included in this Form 10-Q/A is incorporated by reference in the Company's registration statement on Form S-3, Registration No. 333-78485, and the registration statements on Form S-8, Registration Nos. 333-04921 and 333-04923. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
April 14, 2000